                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------

                                  FORM 8-A12B/A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                              PREMIER BANCORP, INC.
             (Exact name of registrant as specified in its charter)


                                  PENNSYLVANIA
                      (State incorporation or organization)

                              379 NORTH MAIN STREET
                                 DOYLESTOWN, PA
                    (Address of principal executive offices)

                                   23-2921058
                      (I.R.S. Employer Identification No.)


                                      18901
                                   (Zip Code)

         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. /X/

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. / /


Securities Act Registration Statement File Number to which this Form relates:
                                                                    333-87420
                                                                 (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:


             Title of Each Class                  Name of Each Exchange on Which
             to be so Registered                  Each Class is to be Registered
             -------------------                  ------------------------------
SERIES A PREFERRED STOCK, NO PAR VALUE PER SHARE        AMERICAN STOCK EXCHANGE

Securities to be registered pursuant to Section 12(g) of the Act:

                                       N/A
--------------------------------------------------------------------------------
                                (Title of Class)


--------------------------------------------------------------------------------
                                (Title of Class)

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         Incorporated by reference to Registrant's Registration Statement No. 333-87420 on Form S-2, filed with the Commission on May 2, 2002.

ITEM 2.  EXHIBITS.

         Registrant files the following Exhibits with this Registration Statement or incorporates them by reference:

         3(i) Registrant's Articles of Incorporation, as amended. (Incorporated by reference to Exhibit 3(i) to Registrant's Registration Statement No. 333-87420 on Form S-2, filed with the Commission on May 2, 2002.)

         3(ii) Registrant's By-laws. (Incorporated by reference to Exhibit 3(ii) to Registrant's Quarterly Report on Form 10-QSB, filed with the Commission on November 14, 2000 and amended on December 19, 2000.)

         4.1      Registrant's Trust Indenture. (Incorporated by reference to
                  Exhibit 4.1 to Registrant's Registration Statement No. 333-70311 on Form S-4, filed with the Commission on January 8, 1999, and amended by Pre-Effective Amendment No. 1, filed with the Commission on February 8, 1999.)

         10.1 Premier Bank 1995 Incentive Stock Option Plan. (Incorporated by reference to Registrant's Registration Statement No. 333-34243 on Form S-4, filed with the Commission on August 22, 1997, and amended by Pre-Effective Amendment No. 1, filed with the Commission on September 9, 1997, which Incentive Stock Option Plan is included as Exhibit F to the Proxy Statement/Prospectus, included in such Registration Statement.)

         10.2 Change of Control Agreement between Premier Bancorp, Inc., Premier Bank and John C. Soffronoff. (Incorporated by reference to Exhibit 10.2 to Registrant's Quarterly Report on Form 10-QSB, filed with the Commission on November 13, 1998.)

         10.3 Change of Control Agreement between Premier Bancorp., Inc. Premier Bank and John J. Ginley. (Incorporated by reference to
                  Exhibit 10.3 to Registrant's Quarterly Report on Form 10-QSB, filed with the Commission on November 13, 1998.)

         10.4 Change of Control Agreement between Premier Bancorp, Inc., Premier Bank and Bruce E. Sickel. (Incorporated by reference to Exhibit 10.4 to Registrant's Quarterly Report on Form 10-QSB, filed with the Commission on November 13, 1998.)

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                          PREMIER BANCORP, INC.



Date:   May 9, 2002                  By:   /s/ John C. Soffronoff
                                          --------------------------------------
                                          John C. Soffronoff, President and
                                          Chief Executive Officer

                                  EXHIBIT INDEX


                                                                                                    Sequential Page
                                                                                                 Number in Manually
Exhibit Number                                                                                      Signed Original
3(i)     Registrant's Articles of Incorporation, as amended. (Incorporated by                             *
         reference to Exhibit 3(i) to Registrant's Registration Statement
         No. 333-87420 on Form S-2, filed with the Commission on
         May 2, 2002.)

3(ii)    Registrant's By-laws.(Incorporated by reference to Exhibit 3(ii)                                 *
         to Registrant's Quarterly Report on Form 10-QSB, filed with the
         Commission on November 14, 2000 and amended on December 19, 2000).

4.1      Registrant's Trust Indenture.  (Incorporated by reference to                                     *
         Exhibit 4.1 to Registrant's Registration Statement No. 333-70311
         on Form S-4, filed with the Commission on January 8, 1999, and amended by Pre-Effective Amendment No. 1, filed with the
         Commission on February 8, 1999.)

10.1     Premier Bank 1995 Incentive Stock Option Plan (Incorporated                                      *
         by reference to Registrant's Registration Statement No. 333-34243
         on Form S-4, filed with the Securities and Exchange Commission on
         August 22, 1997, and amended by Pre-Effective Amendment No. 1, filed with the Securities and Exchange Commission on September 9, 1997,
         which Incentive Stock Option Plan is included as Exhibit F to the Proxy
         Statement/Prospectus, included in such Registration Statement.)

10.2     Change of Control Agreement between Premier Bancorp, Inc.,                                       *
         Premier Bank and John C. Soffronoff.  (Incorporated by reference to Exhibit 10.2 to Registrant's Quarterly Report on Form 10-QSB,
         filed with the Commission on November 13, 1998.)

10.3     Change of Control Agreement between Premier Bancorp., Inc.                                       *
         Premier Bank and John J. Ginley. (Incorporated by reference to
         Exhibit 10.3 to Registrant's Quarterly Report on Form 10-QSB,
         filed with the Commission on November 13, 1998.)

10.4     Change of Control Agreement between Premier Bancorp, Inc.,                                       *
         Premier Bank and Bruce E. Sickel. (Incorporated by reference to
         Exhibit 10.4 to Registrant's Quarterly Report on Form 10-QSB,
         filed with the Commission on November 13, 1998.)


* Incorporated by reference.